Exhibit 99.1

Appian Announces Planned Retirement of CFO, Mark Lynch, and Reaffirms Guidance for Q4 and Full Year 2021

McLean, Va., Dec. 03, 2021 – Appian (NASDAQ: APPN), today announced that Mark Lynch intends to retire from his role as Chief Financial Officer effective March 31, 2022. Mr. Lynch will remain in his current position through March 31, 2022, to assist with the filing and certification of the Company’s annual report on Form 10-K, and to support with the transition of his responsibilities to his successor, once named.

“Mark has been Appian's CFO for half the lifetime of the Company. He's a tremendous executive and a good friend. He's earned the trust and confidence of our employees and our investors. We appreciate his wisdom, professionalism, and sense of humor -- and we wish him well in his retirement,” said Matt Calkins, Appian’s Chairman and CEO.

Mr. Lynch joined Appian as CFO in 2009 and has served in that capacity since. Upon his announcement, Mr. Lynch stated, “I’ve been honored to serve as Appian’s CFO over the past thirteen years. I’m proud of all our accomplishments over these years, including our 2017 IPO and our consistent results quarter after quarter as a public company. One of the reasons I can retire confidently is knowing that the team we’ve built at Appian is incredibly well positioned to continue this success into the future.”

The Company has initiated an executive search to fill the Chief Financial Officer position. In addition, Appian announced that it has promoted and designated Mark Matheos, Senior Vice President, Global Controller to Chief Accounting Officer effective December 31, 2021. Appian also today is reaffirming its guidance for the fourth quarter and full year ending December 31, 2021, previously provided in its Q3 earnings release and conference call on November 4, 2021.

About Appian

Appian helps organizations build apps and workflows rapidly, with a low-code platform. Combining people, technologies, and data in a single workflow, Appian can help companies maximize their resources and improve business results. Many of the world’s largest organizations use Appian applications to improve customer experience, achieve operational excellence, and simplify global risk management and compliance. For more information, visit www.appian.com.

Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the fourth quarter and full year ending December 31, 2021. The words "anticipate,”" believe," "continue," "estimate," "expect," "intend," "may," "will," and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, the timing of Appian’s recognition of subscriptions revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the "Risk Factors" section of Appian’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission on February 18, 2021 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact

Srinivas Anantha, CFA
703-442-8844
investors@appian.com

Media Contact

Ben Farrell
703-442-1067
ben.farrell@appian.com